UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2015

PAYMEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1201 NE 38th Street, Suite B-1, Oakland Park, FL 33334

(Address of principal executive offices) (Zip Code)

1-800-831-4743

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 14, 2015 (the “Execution Date”), PayMeOn, Inc. (the “Company”) entered into a securities exchange agreement (the “Exchange Agreement”) with Vincent L. Celentano, an individual shareholder of the Company (“Celentano”), Prodeco Technologies, LLC, a Florida limited liability company (“PROTEC”) and each of the members of Prodeco (each a “PROTEC Member” and collectively, the “PROTEC Members”).  On the execution date the Company held a 19.4% equity interest in PROTEC.  Under the Exchange Agreement the Company agreed to acquire the remaining 80.6% interest of PROTEC from the PROTEC Members in exchange for an aggregate of 62,224,700 shares of newly issued shares of restricted PAYM common stock (the “Exchange Shares”), subject to certain conditions to closing (the “Transaction”).

In addition to the Exchange Shares, the Company and Celentano have agreed to retire 3,023,440 shares of common stock of the Company held by Celentano. Celentano has also agreed to forgive loans and advances made to the Company in the principal amount of approximately $266,000 prior to the closing of the Exchange Agreement and satisfy certain Company liabilities.  Furthermore, prior to the Execution Date Celentano and his affiliates have made advances to PROTEC (the “PROTEC Loans”) and as a condition to closing of the Transaction, have agreed to convert the PROTEC Loans into PROTEC membership interests which shall be included in the exchange and within the Exchange Shares. PROTEC and the PROTEC Members, including Celentano and his affiliates, have agreed to forgive or otherwise satisfy certain PROTEC liabilities prior to closing, such that on the closing date the Company shall assume up to approximately $1,000,000 of advances and loans payable by PROTEC.

Upon the closing of the Transaction there will be approximately 71,814,717 shares of the Company’s common stock issued and outstanding. The closing of the Transaction is subject to a number of conditions precedent, including, but not limited to: (1) the forgiveness or satisfaction of the loans, advances and liabilities referenced above, (2) retirement of 3,023,440 shares of the Company’s common stock held by Celentano, (3) the filing and mailing of an information statement on Schedule 14F-1, (4) execution of new employment agreements with Cespedes and Robert Provost and Daniel DelAguila, the executive officers of PROTEC, and (5) expansion of the board of directors to up to seven members and the appointment of up to 6 new members nominated by the PROTEC Members or their affiliates.

The target closing date for the Transaction, assuming the satisfaction of the conditions to closing, is on or before July 1, 2015. However, there are no assurances that the Transaction will ultimately be completed.  Each party's obligation to consummate the Transaction is subject to customary closing conditions, including the condition that all representations and warranties, including a representation that no material adverse change has occurred, are true and correct on the date of closing as if made on such date. The Exchange Agreement is subject to customary termination provisions and, in addition, may be terminated by PROTEC or the Company if specified closing conditions have not been fulfilled by July 1, 2015, unless the terminating party has failed to comply or perform its covenants and obligations in the Exchange Agreement at the time of such termination.

The foregoing description of the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Exchange Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01

REGULATION FD DISCLOSURE

On April 14, 2015 the Company issued a press release announcing the execution of the Exchange Agreement.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

2.1	Securities Exchange Agreement dated April 14, 2015
99.1	Press Release dated April 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMEON, INC.

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
April 20, 2015